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                                                                     EXHIBIT 4.2

                          REGISTRATION RIGHTS AGREEMENT

                  This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of April 4, 2002, is made and entered into by and among Bakers Footwear Group, Inc., a Missouri corporation (the "Company"), Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P., a Delaware limited partnership, The Crown Advisors LLC, a Delaware limited liability company, Crown Investment Partners, LP, a Delaware limited partnership, Eagle Fund I LP, a Missouri limited partnership and Julian Edison (each a "Holder" and collectively "Holders").

                                    RECITALS

                  WHEREAS, the Company and Holders have entered into that certain Debenture Purchase Agreement dated as of April 4, 2002 (the "Purchase Agreement") pursuant to which the Holders have purchased subordinated convertible debentures ("Debentures") from the Company; and

                  WHEREAS, in connection with the Purchase Agreement, the Company has agreed, on the terms and conditions set forth herein, to register shares of its voting common equity as set forth below;

                  NOW THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  1. DEFINITIONS. As used in these provisions, the following terms shall have the following meanings:

                           "Business Day" shall mean any day which is not a Saturday, Sunday or other day on which banking institutions doing business in St. Louis, Missouri and New York, New York, are authorized or obligated by law or required by executive order to be closed.

                           "Common Stock" shall mean the Class A common stock, par value $0.001, of the Company, and any other securities into which or for which such common stock has been converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets, or otherwise.

                           "Conversion Securities" shall have the meaning ascribed thereto in the Debentures.

                           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                           "Holder" shall mean any of the persons or entities referred to above, so long as such person or entity holds any Registrable Securities, and any person or entity


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         owning Registrable Securities who is a permitted assignee of rights under Section 11 of this Agreement.

                           "IPO" shall mean the completion of a public offering of the Company's common equity pursuant to a registration statement under the Securities Act (other than such an offering on Form S-4 or Form S-8, or any successor forms).

                           The terms "register," "registered," and
         "registration" shall mean a registration effected by the preparation and filing of a Registration Statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

                           "Registrable Securities" shall mean the Conversion Securities received upon conversion of the Debentures by any Holder or Holders and any securities of the Company issued by the Company with respect to, in exchange for, or in replacement of such Conversion Shares following such conversion. The term "Registrable Securities" excludes, however, any security (i) the sale of which has been effectively registered under the Securities Act and which has been disposed of in accordance with a Registration Statement, (ii) that has been sold by a Holder in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof (including, without limitation, transactions pursuant to Rules 144 and 144A) such that the further disposition of such securities by the transferee or assignee is not restricted under the Securities Act, or (iii) that may be sold by the holder without restriction pursuant to Rule 144(k).

                           "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with these provisions, including without limitation all (i) registration, qualification and filing fees; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of any Registrable Securities being registered); (iii) printing expenses, messenger, telephone and delivery expenses; (iv) internal expenses of the Company (including, without limitation, all salaries and expenses of employees of the Company performing legal or accounting duties); (v) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of comfort letters customarily requested by underwriters);
         (vi) fees and expenses of listing or including any Registrable Securities on any securities exchange or national market system on or in which the shares of Common Stock are then listed or included; (viii) reasonable fees and expenses of one counsel for the Holders and (ix) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, stock transfer taxes, discounts or commissions attributable to the sale of any Registrable Securities and reasonable fees and expenses of underwriters' counsel (other than as provided in clause (ii) above).


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                           "Registration Rights" shall mean the rights of the
         Holders to cause the Company to register Registrable Securities pursuant to Sections 2 and 3 of this Agreement.

                           "Registration Statement" shall mean any registration statement or similar document that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the prospectus or preliminary prospectus included as a part therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits to such Registration Statement and all material incorporated by reference in such Registration Statement.

                           "SEC" shall mean the Securities and Exchange
         Commission or any successor entity.

                           "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  2. DEMAND REGISTRATION.

                           (a) For a period beginning 30 days after an IPO and
ending three years after an IPO, if at any time, the Company shall receive a written request from any Holder(s) of Registrable Securities (collectively, the "Initiating Holders") collectively representing at least 50% of the Registrable Securities then outstanding, that the Company file a Registration Statement covering the registration of the amount of Registrable Securities specified in such written registration request, then the Company shall (i) within ten (10) days of the receipt of such registration request, give written notice of such registration request to all Holders of Registrable Securities, (ii) use reasonable best efforts to file, and cause to become effective a Registration Statement as required by Section 4, and (iii) use reasonable best efforts to include in such registration all Registrable Securities with respect to which the Company receives, within the fifteen (15) days immediately following the giving of such notice by the Company, a request for inclusion in the registration from the Holder(s) thereof. Each such request from a Holder of Registrable Securities for inclusion in the registration shall also specify the aggregate amount of Registrable Securities proposed to be registered for the account of such Holders.

                           (b) If the Initiating Holders intend to distribute
the Registrable Securities covered by the registration request by means of an underwritten public offering, the Initiating Holders shall so advise the Company as a part of its request made pursuant to Section 2(a) hereof and the Company shall include such information in its written notice to the Holders required under Section 2(a) hereof. In the event that the Initiating Holders intend to distribute the Registrable Securities by means of an underwritten offering, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to sell Registrable Securities through such underwriting (including the Company and the Initiating Holder as provided in Section 4(g) of these provisions and any other holder of shares of Common Stock permitted to participate in such registration pursuant to this
Section 2(b)) shall enter into an underwriting

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agreement in customary form with the underwriter or underwriters selected by the
Initiating Holder for such underwriting (provided the same are underwriters of recognized national standing reasonably acceptable to the Company and that such underwriters enter into a confidentiality agreement in form and substance reasonably acceptable to the Company), upon the terms and conditions agreed upon between the Company and such underwriter(s).

                  Notwithstanding any other provision of this Section 2, if, in connection with any underwritten offering, the underwriter(s) advise the Initiating Holders in writing that marketing or other factors require that less than 100% of the Registrable Securities requested by the Holder or Holders of Registrable Securities be included in the underwriting, then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the amount of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holder, in proportion (as nearly as practicable) to the amount of Registrable Securities which each Holder requested be included in such registration. If the amount of Registrable Securities to be underwritten has not been so limited, the Company and other holders may include shares of Common Stock for its own account (or for the account of other holders) in such registration if the underwriter(s) so agree and to the extent that, in the opinion of such underwriter(s), the inclusion of such additional amount will not adversely affect the offering of the Registrable Securities included in such registration.

                           (c) The Holders of Registrable Securities will be
entitled to request pursuant to this Section 2, two (2) registrations, but in no event may the Holders of Registrable Securities be entitled to request more than one (1) such registration in any six month period.

                  3. INCIDENTAL REGISTRATION. For a period beginning 180 days after the commencement of an IPO and ending three years following an IPO, in the event that (but without any obligation to do so) the Company proposes to register any shares of Common Stock in connection with the public offering of such shares solely for cash on any form of Registration Statement (other than (i) a registration pursuant to a Registration Statement on Form S-4 or Form S-8 (or any successor forms) or (ii) any form that does not include substantially the same information, other than information relating to the selling holders or their plan of distribution, as would be required to be included in a Registration Statement covering the sale of Registrable Securities or (iii) in connection with any dividend reinvestment or similar plan, or (iv) for the sole purpose of offering securities to another entity or its security holders in connection with the acquisition of assets or securities of such entity or any similar transaction), the Company shall promptly give each Holder written notice of such registration at least twenty (20) days before the anticipated filing date of any such Registration Statement. Upon the written request of any Holder within ten (10) days after the receipt by such Holder of such notice from the Company, the Company shall use reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that such Holder has so requested to be registered. The Company shall not be required to proceed with, or maintain the effectiveness of, any registration of its securities after giving the notice herein provided, and the right of any Holder to have Registrable Securities included in such Registration Statement shall be conditioned upon participation in any underwriting to the extent provided herein. The Company shall not be required to include any Registrable Securities in such underwriting unless the Holders thereof enter into an underwriting agreement with the underwriter(s) selected by the Company in customary form, and upon terms and conditions


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agreed upon between the Company and such underwriter(s) (except as to monetary obligations of the Holders not contemplated by Section 8 of these provisions). Notwithstanding any other provision of this Section 3, if the underwriter or the Company determines in good faith that marketing conditions or other relevant factors made advisable a limitation of the number of shares to be underwritten, then the underwriter or the Company may allocate the shares which the underwriter indicates can be sold as follows: if the Registration Statement relates to the sale of shares by the Company, first, to the Company and second to the Holders; provided, however, that in the event that all of the Registrable Securities which the Holders wish to include in such Registration Statement cannot be included in such Registration Statement, the shares shall be allocated among the Requesting Holders as indicated above, and third, to any other holder of securities wishing to include shares in such Registration Statement (the "Other Holders"), and if the Registration Statement relates to securities being registered pursuant to a demand right granted to Other Holders, first, to the Other Holders, second, to the Holders; provided, however, that in the event that all of the Registrable Securities which the Holders wish to include in such Registration Statement cannot be included in such Registration Statement, the shares shall be allocated among the Requesting Holders as indicated above, and third, to the Company. Any Holder that disapproves of the terms of the underwriting may elect to withdraw therefrom by written notice to the Company and the underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                  4. Registration on Form S-3. If at any time (i) a Holder or Holders request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Registrable Securities held by such requesting Holder or Holders, and (ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of Registrable Securities specified in such notice.

                  5 Penalties. If the Company is obligated to file a Registration Statement covering Registrable Securities hereunder and such Registration Statement is not filed with the SEC on or prior to the thirtieth day following receipt of a demand for such Registration Statement (the "Filing Deadline"), the Company will make pro rata payments to each Holder, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate amount invested by such Holder for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been filed for which no Registration Statement is filed with respect to the Registrable Securities. In addition, if any such Registration Statement is not declared effective on or prior to the 90th day following receipt of a demand for such Registration Statement (the "Effectiveness Deadline"), the Company will make pro rata payments to each Holder, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate amount invested by such Holder for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been declared effective but has not been declared effective by the SEC. Such payments shall not constitute the Holders' exclusive remedy for such events. Such payments shall be made to each Holder in cash. Notwithstanding the foregoing, in the event of an underwriting public offering undertaken by the Holders, the underwriters, the Requesting Holders and the Company will agree to a reasonable schedule for filing and effectiveness at the commencement of the offering process.


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                  6. REGISTRATION PROCEDURE. Whenever required under these
provisions to effect the registration of any Registrable Securities, the Company shall:

                           (a) with respect to a demand registration pursuant to
         Section 2, (i) prepare and file with the SEC within 30 days of receiving a request as described in Section 2, a Registration Statement with respect to such Registrable Securities (which Registration Statement shall, pursuant to Rule 416 under the Securities Act, cover an indeterminate number of additional securities as may be issuable upon the occurrence of an event specified in Rule 416), (ii) cause such Registration Statement to become effective with 90 days of receiving a request, and (iii) keep such Registration Statement effective for up to 180 days or such shorter period as shall be required to sell all of the Registrable Securities covered by such Registration Statement (except as provided in Section 6 hereof) or, in the case of a Registration Statement on Form S-3 (or any successor form) until all of the Registrable Securities covered thereby have either been sold pursuant to such Registration Statement or no longer constitute Registrable Securities hereunder;

                           (b) prepare and file with the SEC such amendments, post-effective amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement and as may be necessary to keep the Registration Statement effective for the period specified above;

                           (c) notify the Holders when a Registration Statement or any post-effective amendment thereto is declared effective by the SEC;

                           (d) provide copies to and permit counsel designated by the Holders to review each Registration Statement and all amendments and supplements thereto no fewer than seven (7) days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;

                           (e) furnish to the Holders and their legal counsel
         (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be, one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder that are covered by the related Registration Statement;


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                           (f) promptly after the filing of any document that is
         to be incorporated by reference into a Registration Statement or prospectus, provide copies of such document to the Holder(s) of Registrable Securities covered thereby and any underwriter;

                           (g) register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holder(s); provided, however, that the Company shall not be required to qualify to do business, file a general consent to service of process or subject itself to taxation in any such states or jurisdictions where it would not otherwise be required to so qualify to do business or consent to service of process or subject itself to taxation;

                           (h) cooperate with the Holder(s) of Registrable Securities and the underwriters, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.;

                           (i) in the event the Company selects an underwriter for the offering, the Company shall enter into and perform its reasonable obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriter of such offering;

                           (j) if required by the underwriter, or if any Holder is described in the Registration Statement as an underwriter, the Company shall furnish, on the effective date of the Registration Statement (except with respect to clause (i) below) and on the date that Registrable Securities are delivered to an underwriter, if any, for sale in connection with the Registration Statement (including any Holder deemed to be an underwriter), (i) (A) in the case of an underwritten offering, an opinion, dated as of the closing date of the sale of Registrable Securities to the underwriters, from independent legal counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriters and the Holders participating in such underwritten offering or (B) in the case of an "at the market" offering, an opinion, dated as of or promptly after the effective date of the Registration Statement to the Holders, from independent legal counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in a public offering, addressed to the Holders, and (ii) a letter, dated as of the effective date of such Registration Statement and confirmed as of the applicable dates described above, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters (including any Holder deemed to be an underwriter);

                           (k) use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;


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                           (l) use commercially reasonable efforts to cause all
         Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

                           (m) notify each Holder of Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and take such action as may be required to cure such defect;

                           (n) permit a representative of any Holder of Registrable Securities, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by such Holder or underwriter, to participate, at such person's own expense, in the preparation of the Registration Statement, and cause the Company's employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such registration;

                           (o) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act (for the purpose of this subsection 3(k), "Availability Date" means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter); and

                           (p) With a view to making available to the Holders the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Holders to sell Registrable Securities to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to each Holder upon request, as long as such Holder owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the Company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in


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         order to avail such Holder of any rule or regulation of the SEC that permits the selling of the Registrable Securities without registration.

                  7. RIGHT TO WITHDRAW REGISTRATION REQUEST. The Holders of a majority in interest of the Registrable Securities to be registered pursuant to
Section 2 hereof may withdraw a request for registration thereunder if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from information not known to the Holders at the time of their request, or, in the reasonable opinion of the underwriter(s), there has been a material deterioration in market conditions since the time of the Holders request. Any such withdrawn request will not count as a registration request under Section 2(c).

                  8. RIGHT TO WITHDRAW REGISTRATION. Notwithstanding anything herein to the contrary, the Company may delay, suspend or withdraw any registration or qualification of Registrable Securities required pursuant these provisions for a period not to exceed thirty (30) consecutive days or a total of more than sixty (60) days in any twelve (12) month period if the Company in good faith determines that any such registration would materially and adversely affect any material corporate event or would otherwise require disclosure of non-public information which the Company determines, in its reasonable judgment, is not in the best interests of the Company and its stockholders at such time; provided, however, that the Company uses its commercially reasonable efforts to minimize the delay period. In addition, the Company shall not be required to register Registrable Securities pursuant to Section 2 hereof for 180 days after the effective date of a Registration Statement referred to in Section 3 hereof pursuant to which the Holders were afforded the opportunity to register all of the Registrable Securities.

                  9. CERTAIN OBLIGATIONS OF HOLDERS.

                  (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to these provisions with respect to any Registrable Securities that each Holder thereof furnish to the Company such information regarding itself, the Registrable Securities held by it, the intended method of disposition of such Registrable Securities as shall be required to effect the registration of such Holder's Registrable Securities, and such other information as the Company or the underwriter(s) may reasonably request.

                  (b) Each Holder agrees that, upon receipt of any notice from the Company (which may be oral) of the occurrence of any event of the kind described in Section 4(h) hereof (provided, that the Company need not describe any such event), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the then current prospectus until (i) such Holder is advised in writing by the Company that a new Registration Statement covering the reoffer of Registrable Securities has become effective under the Securities Act, or (ii) such Holder receives copies of a supplemented or amended prospectus contemplated by Section 4 hereof, or (iii) until such Holder is advised in writing by the Company that the use of the then current prospectus may be resumed.

                  (c) No Holder may use any confidential information received by it pursuant to this iAgreement (including, without limitation, any notice referred to in Section 4(h)


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


or Section 7(b) hereof) in violation of the Exchange Act or reproduce, disclose, or disseminate such information to any other person (other than his or her attorneys, agents and representatives having a need to know, and then only if they expressly agree to be bound hereby), unless such information has been made available to the public generally (other than by such recipient in violation of this Section 7) or such recipient is required to disclose such information by a governmental body or regulatory agency or by law in connection with a transaction that is not otherwise prohibited hereby, and then only after reasonable notice to the Company and it has been provided a reasonable opportunity to object to such disclosure, with the reasonable cooperation and assistance of such Holder. The obligations in this Section 7(c) shall survive the expiration or termination of this Agreement.

                  (d) The Holders shall not have any right to take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

                  10. REGISTRATION EXPENSES. In the case of any registration of Registrable Securities required pursuant to these provisions, the Company shall pay all Registration Expenses regardless of whether the Registration Statement becomes effective, but shall not pay any underwriting fees, stock transfer taxes, discounts or commissions attributable to the sale of any Registrable Securities, the fees and expenses of underwriters' counsel, or the fees and expenses of more than one counsel for the requesting Holder(s).

                  11. EFFECTIVENESS OF REGISTRATION. Notwithstanding the obligation of the Company to effect only two requested registrations set forth in Section 2 hereof, a registration requested pursuant to Section 2 hereof shall not be deemed to have been effected if (i) the Registration Statement has not been kept effective for the period required under Section ___(a) of these provisions, (ii) the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, (iii) the conditions to the closing of any such registration that is underwritten are not satisfied, or (iv) fewer than fifty percent (50%) of the Registrable Securities registered in connection with such registration are sold or fewer than fifty percent (50%) of the shares of Common Stock requested by the Holders to be registered pursuant to Section 2 are included in the Registration Statement.

                  12. INDEMNIFICATION AND CONTRIBUTION.

                           (a) INDEMNIFICATION BY THE COMPANY. In the event any
Registrable Securities are included in a Registration Statement pursuant to these provisions, the Company hereby agrees to indemnify and hold harmless each Holder, its partners, directors, officers, managers or members and employees and each person, if any, who "controls" (within the meaning of the Securities Act) such Holder (the "Holder Indemnitees") against all losses, claims, damages, or liabilities, joint or several, or actions in respect thereof ("Losses") to which such Holder Indemnitees may become subject under the Securities Act, or otherwise, insofar as such Losses arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, any related preliminary prospectus, or any related prospectus or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse such Holder Indemnitees for any legal or other expenses reasonably incurred by it or them in connection with investigating or defending any such Losses; provided, however, that the Company will not be so liable to the extent that any such Losses arise out of, or are based upon, an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement, such preliminary prospectus, or such prospectus, or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company or an underwriter by or on behalf of a Holder specifically for use therein; provided further, that the Company shall not be liable, and this indemnification agreement shall not apply, to the extent that any such Losses are solely attributable to the failure of such Holder (or underwriter or agent acting on its behalf) to deliver a final prospectus (or amendment or supplement thereto) that corrects a material misstatement or omission contained in the preliminary prospectus (or final prospectus) provided that the Company provided the Holder with such corrected prospectus (or amendment or supplement thereto) prior to the time a prospectus was required to be delivered by the Holder and notified the Holder in accordance with the provisions hereof not to use such superseded preliminary prospectus (or final prospectus). The Company hereby agrees to indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their respective officers and directors and each person who "controls" (within the meaning of the Securities Act) such persons to the same extent as provided above with respect to the indemnification of the Holder Indemnitees, if so requested, except with respect to information furnished in writing specifically for use in any prospectus or Registration Statement by any selling Holders or any such underwriters.

                           (b) INDEMNIFICATION BY THE HOLDER OF REGISTRABLE
SECURITIES. In the event any Registrable Securities of a Holder are included in a Registration Statement pursuant to these provisions, with respect to information provided by such Holder in writing specifically for inclusion in the Registration Statement, any related preliminary prospectus, or any related prospectus or any supplement or amendment thereto, such Holder shall severally indemnify and hold harmless the Company, and its directors, officers and employees and each person, if any, who "controls" (within the meaning of the Securities Act) the Company (the "Company Indemnitees") against any Losses to which the Company or such other person entitled to indemnification hereunder may become subject under the Securities Act, or otherwise, insofar as such Losses arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, such preliminary prospectus, or such prospectus, or any such amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and such Holder shall reimburse the Company Indemnitees for any legal or other expenses reasonably incurred by it or them in connection with investigating or defending any such Losses, in each case to the extent, but only to the extent, that such Losses arise out of, or are based upon, an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement, such preliminary prospectus, or such prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company or an underwriter by or on behalf of a Holder specifically for use therein. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to the information so furnished in writing by such persons specifically for inclusion in any prospectus or Registration Statement. The Holder shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each person who "controls" (within the meaning of the Securities Act) such persons to the same extent as provided above with respect to the indemnification of the Company, if so requested. In no event shall the liability of a Holder be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Holder and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

                           (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Promptly
after receipt by an indemnified party hereunder of notice of any claim or the commencement of any action by a claimant not an indemnified party hereunder ("Third-Party Claim"), the indemnified party shall, if a claim for indemnification in respect thereof is to be made by such indemnified party against an indemnifying party, promptly notify such indemnifying party in writing of such Third-Party Claim as soon as is reasonably practicable after said claim is actually known to the indemnified party; provided, however, that the right of an indemnified party to be indemnified hereunder in respect of Third-Party Claims shall not be adversely affected by such indemnified party's failure to notify the indemnifying party of such Third-Party Claim unless, and then only to the extent that, an indemnifying party is actually damaged or suffers any loss or incurs any additional expense as a result thereof. If any such Third-Party Claim is brought against an indemnified party, and it promptly notifies the indemnifying party thereof, the indemnifying party shall be entitled to assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party. After the indemnifying party gives notice to the indemnified party of its election to assume the defense of such Third-Party Claim, (i) the indemnifying party shall not, except as provided below, be liable to the indemnified party for any legal or other expense subsequently incurred by the indemnified party in connection with the defense thereof, (ii) the indemnifying party shall not be liable for the costs and expenses of any settlement of such claim or action unless such settlement was effected with the written consent of the indemnifying party or the indemnified party waived any rights to indemnification hereunder in writing, in which case the indemnified party may effect a settlement without such consent at its own cost and expense, and (iii) the indemnified party shall be obligated to cooperate with the indemnifying party in the investigation of such claim or action; provided, however, that the Holder Indemnitees may employ their own counsel to participate in the defense of a Third-Party Claim if they have been advised by counsel in writing that, in the reasonable judgment of such counsel, it is advisable for such Holder Indemnitees to be represented by separate counsel due to the presence of a conflict of interest between such Holder Indemnitees and the indemnifying party, and in such event the reasonable fees and expenses of such separate counsel shall be paid by the Company; provided further, that the Company shall not be liable for the reasonable fees and expenses of more than one separate counsel at any time for all such Holder Indemnitees. An indemnifying party shall not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened Third-Party Claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such Third-Party Claim) unless such settlement, compromise or consent includes a release of such indemnified party reasonably acceptable to such indemnified party from all liability arising out of such Third-Party Claim, or unless the indemnifying party shall confirm in a written agreement reasonably acceptable to such indemnified party that, notwithstanding any federal, state or common law, such settlement, compromise or consent shall not adversely affect the right of any indemnified party to indemnification or contribution as provided in these provisions.

                           (d) CONTRIBUTION. If for any reason the
indemnification provided for in Sections 10(a) or (b) hereof is unavailable to an indemnified party or is insufficient to hold it harmless as contemplated therein (other than due to the failure to give timely notice as provided above), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party and the indemnified party, but also the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f)) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

                           (e) SURVIVAL OF INDEMNIFICATION. The obligations
under this Section 10 shall survive the completion of any offering of Registrable Securities covered by a Registration Statement pursuant to these provisions, and otherwise.

                  13. ASSIGNMENT OF REGISTRATION RIGHTS. The Registration Rights may be assigned by the Holder to a transferee or assignee of Registrable Securities, provided that (i) the Company is, promptly upon such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such Registration Rights are being assigned, (ii) the transfer of such Registrable Securities is effected in accordance with all applicable securities laws, (iii) immediately following such transfer the further disposition of such Registrable Securities by the transferee or assignee is restricted under the Securities Act, and (iv) the transferee executes an agreement to be bound by this Agreement, an executed counterpart of which shall be furnished to the Company, provided that no rights shall be transferred to a purchaser of Registrable Securities sold pursuant to a registration statement under the Securities Act or pursuant to a transaction under Rule 144 thereunder.

                  14. AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holders of 50% of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 12 shall be binding upon each Holder of any Registrable Securities, each future Holder of such securities and the Company.

                  15. MISCELLANEOUS.

                  (a) Notices. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery (including delivery by courier), or facsimile transmission, addressed as follows:

                  If to the Company:

                  Peter A. Edison, Chairman of the Board and
                  Chief Executive Officer
                  Bakers Footwear Group, Inc.
                  2815 Scott Avenue
                  St. Louis, Missouri 63103

with a copy to:

                  Bryan Cave LLP
                  211 North Broadway, Suite 3600
                  St. Louis, Missouri 63102
                     Attn: J. Mark Klamer

                  If to any Holder, at its last known address appearing on the books of the Company maintained for such purpose, with a copy to:

                  Lowenstein Sandler PC
                  65 Livingston Avenue
                  Roseland, New Jersey 07068
                    Attn: John D. Hogoboom

Each party may designate by notice in writing a new address, and new counsel, to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication shall be deemed to have been duly given three (3) business day after being deposited in the mail, postage prepaid, if mailed; when delivered by hand, if personally delivered (including delivery by courier); or upon receipt, if sent by facsimile (followed by a confirmation copy sent by overnight courier).

From time to time as the Company may request, each Holder shall provide to the Company such evidence or documentation reasonably satisfactory to the Company, in its sole discretion, certified by an appropriate officer of such Holder, regarding the amount of Common Stock beneficially owned by such Holder and its status as an "affiliate" under the Securities Act.

                  (b) Separability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                  (c) Entire Agreement. This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties hereto with respect to the subject matter hereof.

                  (d) Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (e) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be one and the same agreement, and shall become effective when original or telecopied counterparts have been signed by each of the parties and delivered to each other party.

                  (f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (g) Calculation of Time Periods. Except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; provided, however, that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be timely performed or given if performed or given on the next succeeding Business Day.

                  (h) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

                  (i) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company without the prior written consent of each Holder.


           [THE REMAINDER OF THIS PAGE HAS INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first set forth above.


                                               BAKERS FOOTWEAR GROUP, INC.


                                               By /s/ PETER EDISON
                                                  -----------------------------
                                               Name:
                                               Title:


                                               SPECIAL SITUATIONS FUND III, L.P.


                                               By /s/ AUSTIN MARXE
                                                  -----------------------------
                                               Name:  Austin Marxe
                                               Title: General Partner


                                               SPECIAL SITUATIONS CAYMAN FUND,
                                               L.P.


                                               By /s/ AUSTIN MARXE
                                                  -----------------------------
                                               Name:  Austin Marxe
                                               Title: General Partner


                                               SPECIAL SITUATIONS PRIVATE EQUITY
                                               FUND, L.P.


                                               By /s/ AUSTIN MARXE
                                                  -----------------------------
                                               Name:  Austin Marxe
                                               Title: General Partner


                                               EAGLE FUND I, L.P., by Eagle Fund
                                               L.L.C., its general partner, by
                                               Mississippi Valley Capital
                                               Company, its sole member


                                               By /s/ SCOTT FESLER
                                                  -----------------------------
                                               Name:  Scott Fesler
                                               Title: President


                                               By /s/ CHRIS H. PAULI
                                                  -----------------------------
                                               Name:  Chris H. Pauli
                                               Title: President, The Crown
                                                      Advisors, LLC


                                               CROWN INVESTMENT PARTNERS, LP


                                               By /s/ CHRIS H. PAULI
                                                  -----------------------------
                                               Name:  Chris H. Pauli
                                               Title: President of the General
                                                      Partner


                                               By /s/ JULIAN EDISON
                                                  -----------------------------
                                               Name:  Julian Edison